Exhibit 10.42
SUBLEASE
This Sublease is made and effective this  30th  day of September, 2010, between The Capital Group Companies, Inc., a Delaware corporation (“Sublessor”), and Kids Line, LLC, a Delaware limited liability company (“Sublessee”).
1. Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, certain premises located at 400 South Hope Street, Los Angeles, California 90071 (the “Building”), containing approximately 27,515 rentable square feet on the 6th floor and marked by crosshatching on the floor plan attached hereto as Exhibit A (the “Subleased Premises”), for the term and upon the terms and conditions set forth in this Sublease. The Subleased Premises are a portion of premises (the “Premises”) leased by Sublessor from 400 South Hope Street Associates LLC, a Delaware limited liability company (“Landlord”) under a lease dated November 29, 2004 (the “Office Lease”) as amended by that certain First Amendment to Lease dated June 22, 2006 and as amended by that certain Second Amendment to Lease dated October 2009. The Original Lease, the First Amendment to Lease and the Second Amendment to Lease are hereinafter collectively referred to as the “Lease”, copies of which are attached hereto as Exhibit B. This Sublease is made subject to and is subordinate to all of the terms and conditions of the Lease. Capitalized terms not otherwise defined in this Sublease have the meanings given them in the Lease.
2. Sublease Term. The “Sublease Term” shall commence on the date upon which all of the following conditions have been satisfied: (i) execution of this Sublease by authorized representatives of both parties and receipt by Sublessor of Sublessee’s insurance certificate, a fully executed Guaranty of Sublease by Kid Brands, Inc. (“Guarantor”), in the form set forth in Exhibit F, and first month’s Base Rent, (ii) receipt of Landlord’s consent in writing which shall be incorporated herein as Exhibit D, and (iii) the later of (1) December 1, 2010 or (2) the first Business Day after the twelve week period following delivery of possession of the Subleased Premises to Sublessee (“Construction Period”) in accordance with the terms of Exhibit C attached hereto (upon satisfaction of all of the foregoing conditions, the “Commencement Date”) and, unless earlier terminated, shall expire on February 28, 2018, except that this Sublease shall automatically terminate upon the earlier termination or expiration of the Lease. This Sublease shall be in full force and effect following satisfaction of the conditions set forth in clauses (i) and (ii), above, provided that Sublessor has provided a letter of credit as described in Exhibit C attached hereto. Sublessor agrees not to enter into any amendment to the Lease that terminates the Lease prior to February 28, 2018, or in any way modifies, reduces or terminates any of the rights of Sublessee under this Sublease.
(a) The Construction Period shall be extended on a day-for-day basis for each day that Sublessee is prevented from performing the Initial Alterations, as defined in Exhibit C, by Force Majeure, the negligence or willful misconduct of Landlord or Sublessor, or the failure of Landlord or Sublessor to reasonably cooperate in good faith with Sublessee to the extent needed in connection with the Initial Alterations. Notwithstanding the foregoing, no such delay shall be deemed to have occurred unless and until Sublessee has provided written notice of such delay to Sublessor. If the delay continues for one (1) Business Day after receipt of such notice, then the delay shall be deemed to have commenced as of the date such notice is received by Sublessor and continued for the number of days that Initial Alterations were in fact delayed. Sublessee’s right to an extension in accordance with this paragraph shall be conditioned upon the absence of any material breach of this Sublease on the part of Sublessee.

(b) If Landlord’s written consent to this Sublease is not received by Sublessor within 45 days from mutual execution of this Sublease, or if possession of the Subleased Premises is not delivered to Sublessee in accordance with Exhibit C, Sublessee shall have the right to terminate this Sublease by providing Sublessor with written notice of termination; provided however that in the event Sublessor receives Landlord’s written consent to Sublease after such 45-day period, or delivers possession of the Subleased Premises later than specified in Exhibit C, but prior to receiving Sublessee’s notice of termination, then (i) Sublessee shall be deemed to have waived all rights of termination pursuant to this subparagraph (b) and (ii) any written notice of termination pursuant to this subparagraph (b) from Sublessee given after receipt of the Landlord’s consent or delivery of possession of the Subleased Premises shall be deemed void and of no effect and this Sublease shall remain in effect in accordance with all terms herein.
3. Use. Sublessee shall use and occupy the Subleased Premises for any use permitted under the Lease and for no other purpose without the prior written consent of Sublessor and Landlord. Sublessee agrees that it shall use the Subleased Premises and Common Areas in a manner which is consistent with the terms of this Sublease and the Lease.
4. Rights and Obligations Under the Lease. Sublessee shall be entitled to receive all of the services and other benefits that Sublessor is entitled to receive as Tenant under the Lease to the extent such services and other benefits relate to the Subleased Premises; provided however that Sublessee shall have no rights of expansion, extension, renewal, holdover, audit or any other personal rights specific to Sublessor as Tenant under the Lease (including but not limited to rights granted by Landlord to Sublessor as Tenant under Sections 5, 25, 26, 27, Exhibit C, I, J, L, Schedule 1 and Schedule 2 of the Lease, the First Amendment and Second Amendment to Lease), except as set forth in Exhibit C or elsewhere in this Sublease. Notwithstanding the foregoing, Sublessor shall have no obligation to perform the Landlord’s obligations under the Lease but shall for the benefit of Sublessee, comply with all of its obligations as Tenant under the Lease. If after written request from Sublessee, Landlord fails to perform in accordance with its Lease obligations with respect to the Subleased Premises, Sublessor shall cooperate reasonably with Sublessee in assisting Sublessee in availing itself of rights afforded to Sublessee under the Lease, including submitting requests, demands, or notices to Landlord on behalf of Sublessee (e.g, with respect to obtaining parking, after hours HVAC, access to freight elevators, signage, and the like). Sublessor is not bound by any representation or warranty made by Landlord under the Lease. Sublessee assumes and agrees to timely perform all of Sublessor’s obligations as Tenant under the Lease related to the Subleased Premises; provided, however, that, subject to the provisions of paragraph 22(a) and (b), Sublessee shall not be obligated to perform any provision of the Lease that is contrary to any provision of this Sublease. Without limiting the generality of the preceding sentence, except to the extent expressly set forth in this Sublease to the contrary with respect to the Subleased Premises, Sublessee shall have no obligation to perform any of the covenants of Sublessor pursuant to the provisions of Sections 3.1, 3.2, 5.3, 9.1.4, 10.5.2, or 10.5.4 of the Lease, or Sections 4.1, 4.2, 5.1 or 5.2 of the First Amendment. Furthermore, Sublessee’s obligation to comply with Sections 10.5.1 and 10.5.3 of the Lease shall be applicable only to tenant improvements made by Sublessee and to all of Sublessee’s personal property, but in no event shall Sublessee have any obligation upon expiration of the term of this Sublease to remove any existing tenant improvements in the Premises as of the date of delivery by Sublessor to Sublessee. For the avoidance of doubt, Sublessee’s obligations under Sections 4.1 and 4.3.2 of the Lease shall apply only with respect to the procedure relating to Sublessee’s obligations under Section 6, below. Sublessor shall have all rights and remedies against Sublessee as Landlord has against Sublessor as Tenant under the Lease, with respect to Sublessee’s obligations under this Sublease.

5. Base Rent. Commencing on the Commencement Date, Sublessee shall pay base rent (the “Base Rent”) in the amount of twenty three dollars ($23.00) per rentable square foot per annum. This will amount to $52,737.08 per month ($632,845.00 per annum). The Base Rent shall increase by three percent (3%) per annum during the Sublease Term, commencing on the first anniversary of the Commencement Date, and thereafter on each succeeding anniversary.
(a) First Months Rent. First month’s Base Rent is due upon execution of this Sublease.
(b) Base Rent Abatement. Base Rent shall be abated for the second, third and fourth months of the Sublease Term.
6. Additional Rent. Sublessee shall be responsible for, and shall pay to Sublessor any Additional Rent, as such term is defined in the Lease, relating to the Subleased Premises.
(a) Excess Expenses. Sublessee shall pay with Sublessee’s Base Rent, its proportionate share of the Excess Expenses, calculated in accordance with Section 4 of the Lease; provided however that with respect to Sublessee, the Base Year shall be the calendar year 2011, and provided further that any successful real estate tax appeal by Landlord that results in a refund of Taxes paid for any year prior to calendar year 2011 (e.g. 2008, 2009 or 2010) which is received by Landlord in calendar year 2011 or any subsequent year, shall not serve to reduce the taxes for the Base Year or any subsequent year used in calculating Excess Expenses during the Sublease Term. For avoidance of doubt, 2012 is the first calendar year for which Sublessee may be liable for its share of Excess Expenses based on increases in Operating Expenses and Taxes in 2012 over those incurred for 2011, (excluding any tax refunds received in 2011 relating to any prior year), which share, if any, would be payable in accordance with the Lease, including estimated amounts payable in 2012 in accordance with the Lease.
(b) Information. Sublessor shall provide to Sublessee, within fifteen (15) days after receipt, copies of all Annual Statements and other documents provided by Landlord with respect to Operating Expenses and Taxes.
(c) Excise and Similar Taxes. In addition to all other amounts payable by Sublessee under this Sublease, Sublessee shall pay to Sublessor, any rental, sales, use, transaction privilege, or other excise taxes now in effect or hereafter enacted and applicable to Sublessee’s occupancy of the Subleased Premises or measured by any amount payable to Sublessor under this Sublease, regardless of whether imposed by its terms upon Landlord, Sublessor or Sublessee, and if any such tax is payable by Landlord or Sublessor, Sublessee shall promptly reimburse the amount thereof to Sublesssor or Landlord as applicable upon demand, as Additional Rent. For avoidance of doubt, Sublessee shall not be obligated to reimburse Sublessor for City of Los Angeles gross receipts taxes, or any federal or state income or franchise taxes of Sublessor.
(d) Personal Property Taxes. Sublessee shall pay all personal property taxes assessed on all Furniture and Equipment situated in the Subleased Premises, as defined in Exhibit C, in accordance with Section 3(a)(iii) of Exhibit C.
(e) Payment of Rent. All amounts due under this Sublease, including Base Rent and Additional Rent shall collectively be referred to as “Rent”. All Rent shall be paid to Sublessor in advance, at such address as Sublessor may designate from time to time, and is due on the first day of each and every month during the Sublease Term, except months noted above in Sections 5(a) and 5(b), without notice, deduction or offset. All late payment of Rent shall be subject to the provision of Section 18.2 of the Lease.

(f) Expense Reimbursements. Any expense reductions or other settlement benefits received by Sublessor with respect to any objection made by Sublessor to Landlord regarding Operating Expenses, whether or not pursuant to an Audit, shall be credited to Sublessee to the extent such reductions or benefits relate to the Sublease Term and the Subleased Premises.
7. Security Deposit. No security deposit is required from Sublessee under this Sublease.
8. Construction of Alterations.
(a) Alterations. Except as specifically set forth herein, any additions, alterations or improvements by Sublessee to the Subleased Premises (“Alterations”), are subject to the terms of the Lease including but not limited to Section 10 therein and shall require Sublessor’s and Landlord’s reasonable approval. Additional terms relating to Sublessee’s Initial Alterations are set forth in Exhibit C. Sublessor hereby preliminarily approves of the conceptual changes planned as set forth on both Attachment 1 and Attachment 2 as referred to in Exhibit C, but Sublessee acknowledges and agrees that Sublessor shall have all rights provided in Section 10 of the Lease with respect to further approvals as needed with respect to the Initial Alterations, as such term is defined in Exhibit C, including with respect to approval of construction drawings.
(b) Mechanics Liens. Sublessee shall not permit any mechanics’ or materialmens’ liens to be filed or recorded against the Subleased Premises as a result of any work or services performed on the Subleased Premises by or on behalf of Sublessee, or materials ordered by or on behalf of Sublessee. If any such lien is filed, Sublessee shall cause it to be discharged (or bonded) within fifteen (15) days and upon Sublessee’s failure to do so, Sublessor shall have the right to discharge such lien and to be reimbursed by Sublessee for the cost thereof, which reimbursement shall be required to be paid by Sublessee upon Sublessor’s demand. Further, Sublessee shall defend, indemnify and hold harmless Sublessor from and against any and all loss, cost, damage, injury, or expense, including attorneys’ fees, arising out of or in any way related to such liens.
(c) Demolition or Removal. To the extent Alterations require the demolition or removal of any existing improvements or furniture, Sublessee shall notify and consult with Sublessor prior to any commencement of such demolition or removal. Sublessor reserves the right to retain any materials, finishes and furniture not used by Sublessee (i.e., deemed to be demolished or removed), including but not limited to any desks, chairs, doors, hardware, lights, etc. Sublessee shall remove all such items and shall use its best efforts not to damage the items. Once Sublessee completes all removal of such items, Sublessee shall provide Sublessor with written notice that such items are ready for Sublessor to pick up. Sublessor shall be responsible for pick-up and the storage of such items in accordance with Section 3(a)(iv) of Exhibit C.
(d) Restoration. Sublessee shall comply with all removal and restoration obligations set forth in the Lease except for Sections 10.5.2 and 10.5.4 of the Lease. Additional restoration obligations for Sublessee, if any, are set forth in Exhibit C. In no event shall Sublessee be obligated to remove any improvements existing in the Premises as of date of delivery of possession of the Subleased Premises by Sublessor to Sublessee.

9. Maintenance Repairs and Security. Sublessee shall maintain the Subleased Premises in accordance with the provisions of the Lease and Sublessor shall have all the rights of Landlord thereunder as to Sublessee. Sublessor shall have no obligation whatsoever to maintain or repair the Subleased Premises. Sublessee shall defend, indemnify and hold Sublessor harmless for, from, and against all claims, liabilities, damages, losses, costs and expenses, including attorneys’ fees, arising from any breach by Sublessee of this Section.
10. Confidentiality. Sublessee acknowledges that the terms and conditions of this Sublease are confidential and the disclosure of those terms and conditions could adversely affect Sublessor’s business including, without limitation, existing and potential leases of space in the Building. Sublessee agrees that it will not disclose the terms and conditions of this Sublease and will hold such terms and conditions confidential except that Sublessee may disclose the terms hereof to its officers, directors, employees, legal advisors, financial advisors, auditors, brokers, and others employed by or under contract with the Sublessee as is necessary for such person to adequately perform their responsibilities to the Sublessee; provided however, Sublessee will inform such persons that the information is confidential and is not to be disclosed. Sublessee will not be responsible for any disclosure if the information: (i) is a matter of public knowledge as of the date of mutual execution of this Sublease, (ii) hereafter becomes a matter of public knowledge through no fault of Sublessee; (iii) is disclosed by Sublessee or Guarantor pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (v) is otherwise required to be disclosed by Sublessee or Guarantor pursuant to any other legal requirement, or (v) is disclosed under operation of law. If Sublessee or any officer, director or employee is legally required to disclose any of the terms of this Sublease, other than as specified in clause (iii), above, Sublessee shall inform Sublessor of such requirement immediately upon receipt of notice of such requirement and will use reasonable efforts to give Sublessor the opportunity to eliminate such requirement. Sublessee acknowledges that Sublessor’s remedies at law for any actual or threatened disclosure of any of the terms and conditions of this Sublease other than as herein permitted or to which Sublessor has given its consent would be inadequate and that Sublessor shall be entitled to equitable relief including injunction and specific performance, if a breach of any provision of this section, in addition to all other remedies available at law or in equity.
11. Sublessor’s Access. Sublessor and its agents, representatives, contractors, prospective mortgagees and lessees, may, with reasonable prior notice, enter the Subleased Premises at any reasonable time, during normal business hours, except in the case of Emergencies in which case no such notice shall be required and such entry may be at any time, to inspect the Subleased Premises and for any other business purpose relating to the Sublease, provided Sublessor makes commercially reasonable efforts to minimize interfering with Sublessee’s occupancy. Landlord will have the access rights provided in the Lease.
12. Assignment and Subletting. Except as set forth in Exhibit C, Sublessee shall not assign or sublet the Subleased Premises or any part thereof without Sublessor’s and Landlord’s prior written consent.
(a) Rights Under Lease. Sublessor shall be entitled to receive the same information and to grant or withhold consent on the same grounds as are applicable to Landlord with respect to an assignment or subletting under the Lease.
(b) No. Waiver. No consent by Sublessor or Landlord to any assignment or sublease shall constitute a waiver of Sublessor’s right to consent to any subsequent assignment or sublease.

(c) Sublessee Remains Liable. Notwithstanding any assignment or subletting or any acceptance of Rent by Sublessor from any assignee or sub-sublessee, Sublessee shall remain fully liable for the payment of Rent due and for the performance of all other terms, covenants and conditions contained in this Sublease on Sublessee’s part to be observed and performed, and any default beyond any applicable notice and cure periods under any term, covenant or condition of this Sublease by any sub-sublessee shall be deemed a default under this Sublease by Sublessee.
(d) Brokerage for Assignment and Subletting. Sublessee shall indemnify, defend, protect and hold harmless Sublessor and Landlord from and against any and all losses, liabilities, claims, costs, interest and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Sublessor or Landlord by the proposed assignee or sub-sublessee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Sublessor and/or Landlord shall give or decline to give its consent to any proposed assignment or sublease.
(e) Guarantor Remains Liable. Notwithstanding any assignment or subletting or any acceptance of Rent by Sublessor from any assignee or sub-sublessee, Guarantor’s obligation shall at all times remain fully responsible and liable for the payment of Rent due and for the performance of all other terms, covenants and conditions contained in this Sublease on Guarantor’s part to be observed and performed, and any default beyond any applicable notice and cure periods under any term, covenant or condition of this Sublease by any assignee or sub-sublessee shall be deemed a default under this Sublease by Guarantor.
13. Remedies. If Sublessee defaults under this Sublease, or if any breach of the Lease is caused by Sublessee, Sublessor shall have, in addition to those rights and remedies provided by law, rights and remedies against Sublessee identical to those available to the Landlord in the event of a breach of the Lease, including but not limited to such rights and remedies set forth in Sections 17 and 18 of the Lease, which is hereby incorporated by this reference. A failure of Sublessee to comply with the terms of the Lease shall be deemed a default under this Sublease.
14. Insurance. Sublessee, at Sublessee’s expense, shall obtain and keep in force during the term of this Sublease insurance policies as required under Section 15 of the Lease and shall name Sublessor and Landlord as additional insureds thereunder, which policies shall consist of $10,000,000.00 of commercial general liability coverage with no per location aggregate, pursuant to a combination of commercial general liability in the amount of $1,000,000.00 and umbrella/excess liability coverage for the balance of $9,000,000.00.
15. Estoppel Certificates. Upon request by Sublessor, Sublessee shall provide to Sublessor written statements as described in Section 21.1 of the Lease, with respect to this Sublease. Upon request by Sublessee, Sublessor shall provide to Sublessee written statements as described in Section 21.2 of the Lease, with respect to this Sublease.
16. Financial Statements. If at any time during the term of this Sublease Guarantor shall cease to be a publicly traded company and no longer file its audited financial statements with the Securities and Exchange Commission, upon request, Sublessee and Guarantor shall each supply audited financial statements to Sublessor and/or Landlord, or, if either of such parties shall supply unaudited financial statements, such party shall represent and warrant that such unaudited financial statements are accurate and complete to the best of its knowledge.

17. Notices. All notices, demands, requests, consents and approvals that may or are required to be given under this Sublease by either party shall be in writing and shall be deemed given when received in person, by United States certified registered mail, postage prepaid or by overnight courier to the names and addresses below, or such other address and to such other persons as either party may establish by written notice to the other:
If to Sublessor:
The Capital Group Companies, Inc.
Attention: Bill Brooks (BEEB)
6455 Irvine Center Drive
Irvine, California 92618
with a required copy to:
The Capital Group Companies, Inc.
Attention: Maria Manotok (MRM)
333 South Hope Street, 55th Floor
Los Angeles, California 90071
Rent Payment Address:
The Capital Group Companies, Inc.
Attn: SNO A/P # L3100
P.O. BOX 659528
SAN ANTONIO, TX 78265
If to Sublessee:
PRIOR TO THE COMMENCEMENT DATE:
Kids Line, LLC
Attention: Charles Ginn
2601 Sequoia Drive
South Gate, CA 90280
AFTER THE COMMENCEMENT DATE
Kids Line, LLC
Attention Charles Ginn
400 South Hope Street
Sixth Floor
Los Angeles, CA 90071
with a required copy in either case to:
Kids Brands, Inc.
Attention: Marc Goldfarb
1800 Valley Road
Wayne, NJ 07470

18. Conditioned on Landlord’s Consent. This Sublease is subject to and conditioned upon the written consent of Landlord under the Lease. Sublessee shall have no rights under this Sublease until the consent of Landlord is executed and delivered by Landlord.
19. Brokerage. Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: Frank Scott, John McRoskey, Tony Morales and Maureen Hawley from Jones Lang LaSalle, who exclusively represents the Sublessor and Tom McDonald from Jones Lang LaSalle, who exclusively represents Sublessee. Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party. Sublessor and Sublessee each warrant and represent to the other that no other real estate broker, agent or other person is entitled to claim a commission, broker’s fee or other compensation in connection with this Sublease. Each party shall defend, indemnify and hold the other harmless from all claims or liabilities arising from that party’s breach of the foregoing representation and warranty.
20. Authority. Any individual executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver the Sublease on behalf of Sublessee in accordance with Sublessee’s bylaws and a duly adopted resolution of Sublessee’s Board of Directors. Upon Sublessor’s request, Sublessee shall deliver to Sublessor a certified copy of such bylaws or the resolution.
21. Indemnification. Sublessee hereby indemnifies and agrees to defend, save and hold Landlord and Sublessor and their Affiliates harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Subleased Premises, arising directly or indirectly out of the use or occupancy of the Subleased Premises or a breach or default by Sublessee in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Landlord or Sublessor and their Affiliates. Landlord and Sublessor shall not be liable to Sublessee for, and Sublessee assumes all risk of damage to, personal property, including loss of records kept within the Subleased Premises. Sublessee further waives any and all Claims against Landlord or Sublessor and their Affiliates for injury to Sublessee’s business or loss of income relating to any such damage or destruction of personal property, including any loss of records. Landlord and Sublessor shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party. Sublessor hereby indemnifies and agrees to defend, save and hold Sublessee and Sublessee Parties harmless from and against any and all Claims for injury or death to persons or damage to property occurring within the Subleased Premises, arising directly or indirectly out of any conduct by Sublessor or its representatives or Affiliates within the Subleased Premises, or as a result of a breach or default by Sublessor in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or gross negligence of Sublessee and its Affiliates.

22. LIMITATION OF LIABILITY. NEITHER SUBLESSOR NOR LANDLORD WILL BE LIABLE TO.SUBLESSEE, NOR SHALL SUBLESSEE BE LIABLE TO SUBLESSOR OR LANDLORD, FOR INDIRECT, CONSEQUENTIAL, OR INCIDENTAL LOSSES OR DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST OR DAMAGED DATA, LOSS OF USE OF FACILITY OR EQUIPMENT, OR THE FAILURE OR INCREASED EXPENSE OF OPERATIONS, REGARDLESS OF WHETHER ANY SUCH LOSSES OR DAMAGES ARE CHARACTERIZED AS ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF THE PARTY INCURRING SUCH DAMAGE IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES, OR IF SUCH LOSSES OR DAMAGES ARE FORESEEABLE; PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE ABOVE, THIS SECTION 22 SHALL NOT LIMIT OR OTHERWISE AFFECT (a) ANY PARTY’S LIABILITY WITH RESPECT TO CLAIMS OF GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, OR (b) SUBLESSEE’S LIABILITY FOR CONSEQUENTIAL DAMAGES RESULTING FROM A HOLDOVER OF THE SUBLEASED PREMISES BY SUBLESSEE AFTER THE EXPIRATION OR EARLIER TERMINATION OF THIS SUBLEASE, SUBJECT TO THE PROVISIONS OF SECTION 2.4 OF THE LEASE (FOR THE AVOIDANCE OF DOUBT, SUBLESSEE’S LIABILITY FOR CONSEQUENTIAL DAMAGES RESULTING FROM A HOLDOVER SHALL INCLUDE ANY SUCH DAMAGES SUFFERED BY BOTH LANDLORD AND SUBLESSOR).
23. General. This Sublease shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Sublease is governed by California law. If any litigation arises out of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and litigation expenses (including travel, postage, copying costs, expert witness fees, investigation fees, and like costs) for all actions, including appeals. This Sublease constitutes the entire agreement of the parties with respect to its subject matter, and no provision hereof can be waived or modified except in writing signed by the party against whom enforcement of the waiver or modification is sought. Time is of the essence of each and every obligation hereunder. All references herein to Sections, Paragraphs, Subparagraphs or Exhibits shall mean Sections, Paragraphs and Subparagraphs in, and Exhibits attached to, this Sublease, unless otherwise expressly stated.
24. Terms of Lease Applicable. Except as otherwise provided in this Sublease, all other terms and provisions of the Lease shall be applicable to and shall be performed by Sublessor and Sublessee, which Lease is attached as Exhibit B and hereby incorporated by reference. If there is an inconsistency between the terms of the Lease and any terms, conditions or provisions of this Sublease which is not otherwise addressed in this Sublease, such inconsistency shall be resolved in favor of this Sublease with respect to all rights, duties and obligations of Sublessor and Sublessee under this Sublease.

SUBLESSOR			SUBLESSEE

By:	/s/ Bryan Lewis		By:	/s/ Charles Ginn

	Name:	Bryan Lewis	Name:	Charles Ginn

	Title:	Sr. VP	Title	Chief Operating Officer